SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HC2 Holdings, Inc.
(Name of registrant as specified in its charter)

PERCY ROCKDALE LLC
RIO ROYAL LLC
MG CAPITAL MANAGEMENT LTD.
GEORGE BROKAW
KENNETH COURTIS
MICHAEL GORZYNSKI
ROBIN GREENWOOD
LIESL HICKEY
JAY NEWMAN

 (Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[  ] Fee paid previously with preliminary materials:
[  ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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MG Capital Management Ltd., together with the other participants named herein (collectively, “MG Capital”), has filed with the Securities and Exchange Commission a preliminary consent statement and an accompanying consent card to be used to solicit votes for the election of its slate of director nominees for the Board of Directors of HC2 Holdings, Inc., a Delaware corporation (the “Issuer”).

On March 30, 2020, MG Capital and its affiliates launched a website (www.abetterhc2.com) in connection with their consent solicitation. Attached are screenshots of the website and the materials linked therein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

MG Capital Management, Ltd. together with the other participants named herein (collectively, “MG Capital”), has filed a preliminary consent statement and an accompanying consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees for the Board of Directors of HC2 Holdings, Inc., a Delaware corporation (“HC2” or the “Company”).

MG CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR: SARATOGA PROXY CONSULTING LLC (TEL: (888) 368-0379 OR (212) 257-1311; EMAIL: INFO@SARATOGAPROXY.COM).

The participants in the solicitation are anticipated to be MG Capital Management, Ltd., a Cayman Islands company limited by shares (“MG Capital”), Percy Rockdale LLC, a Michigan limited liability company (“Percy Rockdale”), Rio Royal LLC, a Delaware limited liability company (“Rio Royal”), Michael Gorzynski, a natural person, (“Mr. Gorzynski,” and, together with MG Capital, Percy Rockdale and Rio Royal, the “MG Capital Participants”), George Brokaw, a natural person (“Mr. Brokaw”), Kenneth Courtis, a natural person (“Mr. Courtis”), Robin Greenwood, a natural person (“Mr. Greenwood”), Liesl Hickey, a natural person (“Ms. Hickey”), and Jay Newman, a natural person (“Mr. Newman” and together with Mr. Brokaw, Mr. Courtis, Mr. Greenwood, Mr. Gorzynski and Ms. Hickey, each a “Nominee” and collectively, the “Nominees”; the Nominees and the MG Capital Participants collectively, the “Participants”). As of the date hereof, Percy Rockdale is the direct owner of 2,639,038 shares of common stock of the Company, $0.001 par value (“Common Stock”).  As of the date hereof, Rio Royal is the direct owner of 10,000 shares of Common Stock.  MG Capital Management Ltd., as the investment holding company of Rio Royal, may be deemed the beneficial owner of the 10,000 shares of Common Stock owned by Rio Royal. Mr. Gorzynski as the sole Manager of Percy Capital and the sole Director of MG Capital Management Ltd., may be deemed the beneficial owner of (i) the  2,639,038 shares of Common Stock owned by Percy Rockdale and (ii) the 10,000 shares of Common Stock owned by Rio Royal.  As of the date hereof, Mr. Brokaw is the beneficial owner of 40,000 shares of Common Stock.  As of the date hereof, Mr. Courtis is the beneficial owner of 237,336 shares of Common Stock.  Except as described herein, no other Participant beneficially owns any Common Stock as of the date hereof.